    As filed with the Securities and Exchange Commission on April 22, 1999
                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ---------------

                                SONOSITE, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

          Washington                 3841                  91-1405022
       (State or other        (Primary Standard          (I.R.S. Employer
         jurisdiction             Industrial          Identification Number)
     of incorporation or   Classification Code Number)
        organization)

                     19807 North Creek Parkway, Suite 200
                        Bothell, Washington 98011-8214
                                (425) 951-1200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Kevin M. Goodwin
                     President and Chief Executive Officer
                                SONOSITE, INC.
                     19807 North Creek Parkway, Suite 200
                        Bothell, Washington 98011-8214
                                (425) 951-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

             Stephen M. Graham                 Rodd M. Schreiber
              Perkins Coie LLP        Skadden, Arps, Slate, Meagher & Flom
       1201 Third Avenue, 48th Floor               (Illinois)
       Seattle, Washington 98101-3099   333 West Wacker Drive, Suite 100
               (206) 583-8888             Chicago, Illinois 60606-1285
                                                 (312) 407-0700

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-74157
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                       CALCULTATION OF REGISTRATION FEE

                                                      Proposed maximum    Proposed maximum
     Title of each class           Amount to be        offering price        aggregate            Amount of
of securities to be registered    registered(1)(2)      per share(3)      offering price(3)    registration fee
------------------------------    ----------------    ----------------    -----------------    ----------------
Common Stock, $0.01 par
  value per share(4)..........     115,000 shares          13.47             $1,549,050              $431

(1) The Company previously registered an aggregate of 2,875,000 shares of Common Stock on a related Registration Statement on Form S-1 (File No. 333-74157) for a proposed maximum aggregate offering price of $33,781,250, for which a filing fee of $9,392 was previously paid upon the filing of such Registration Statement.

(2) Includes 15,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(3) Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Common Stock on April 21, 1999.

(4) Includes associated preferred stock purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Common Stock.

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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by SonoSite, Inc. This Registration Statement relates to the public offering of Common Stock of SonoSite contemplated by the Registration Statement on Form S-1, Registration No. 333-74157, originally filed by SonoSite on March 10, 1999 (the "Prior Registration Statement"), and is being filed for the sole purpose of increasing the number of shares of Common Stock registered by 115,000 shares and increasing the proposed maximum aggregate offering price to the public set forth in the Prior Registration Statement by $1,549,050. The contents of the Prior Registration Statement are hereby incorporated by reference.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Number                                Description
 -------                               -----------
  1.1+   Form of Underwriting Agreement
  3.1+   Restated Articles of Incorporation of the registrant
  3.2*   Certificate of Designation of Series A Participating Cumulative
          Preferred Stock
  3.3*   Bylaws of the registrant
  4.1+   Rights Agreement between First Chicago Trust Company and the registrant, dated April 6, 1998
  5.1    Opinion of Perkins Coie LLP as to the legality of the shares
 10.1+   Amended and Restated 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.2+   Terms of Stock Option Grant Program for Nonemployee Directors under the SonoSite, Inc. 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.3**  1998 Nonofficer Employee Stock Option Plan
 10.4*   Nonemployee Director Stock Option Plan
 10.5**  Management Incentive Compensation Plan
 10.6*   Adjustment Plan
 10.7+   Form of Senior Management Employment Agreement between the registrant and each of Kevin M. Goodwin, Allen W. Guisinger, David H. Gusdorf,
          Jens U. Quistgaard, Ph.D., Donald F. Seaton III and Douglas W. Tefft
 10.8+   Distribution Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.9+   Technology Transfer and License Agreement between ATL Ultrasound, Inc.
          and the registrant, effective as of April 6, 1998, as amended
 10.10+  OEM Supply Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998, as amended
 10.11+  Employee Benefits Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.12+  Service Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.13+  Lease Agreement between TMT-Bothell, LLC and the registrant, dated May
          9, 1998
 23.1    Consent of KPMG LLP, independent auditors
 23.2    Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit
          5.1 hereto)
 24.1+   Power of Attorney (contained on signature page)
 24.2+   Power of Attorney for Jacques Souquet
 27.1+   Financial Data Schedule

--------

 + Incorporated by reference to the designated exhibit included in the registrant's registration statement on Form S-1 (Registration No. 333-74157).

* Incorporated by reference to the designated exhibit included in the registrant's registration statement on Form 10 (SEC File No. 000-23791).

** Incorporated by reference to the designated exhibit included in the registrant's annual report on Form 10-K for the year ended December 31, 1998 (SEC File No. 000-23791).

   (b) Financial Statement Schedules

   All schedules are omitted because they are inapplicable or the requested information is shown in the Financial Statements of the registrant or related notes thereto, incorporated herein by reference.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 21st day of April, 1999.

                                          SONOSITE, INC.

                                                  /s/ Kevin M. Goodwin
                                          By: _________________________________
                                                      Kevin M. Goodwin
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 21st day of April, 1999.

             Signature                                    Title
             ---------                                    -----

         *Kirby L. Cramer            Chairman of the Board
____________________________________
          Kirby L. Cramer

      /s/ Kevin M. Goodwin           President, Chief Executive Officer and Director
____________________________________  (Principal Executive Officer)
          Kevin M. Goodwin


    /s/ Donald F. Seaton III         Vice President-Business Development, Chief
____________________________________  Financial Officer, Secretary and Treasurer
        Donald F. Seaton III          (Principal Financial and Accounting Officer)

        *Edward V. Fritzky           Director
____________________________________
         Edward V. Fritzky

    *Steven R. Goldstein, M.D.       Director
____________________________________
     Steven R. Goldstein, M.D.

     *William G. Parzybok. Jr.       Director
____________________________________
      William G. Parzybok. Jr.

      *Jeffrey Pfeffer, Ph.D.        Director
____________________________________
       Jeffrey Pfeffer, Ph.D.

      *Dennis A. Sarti, M.D.         Director
____________________________________
       Dennis A. Sarti, M.D.

        *Jacques Souquet             Director
____________________________________
          Jacques Souquet


     /s/ Donald F. Seaton III
*By: __________________________
     Donald F. Seaton III
       Attorney-in-Fact


                               INDEX TO EXHIBITS

 Number                                Description
 ------                                -----------
  1.1+   Form of Underwriting Agreement
  3.1+   Restated Articles of Incorporation of the registrant
  3.2*   Certificate of Designation of Series A Participating Cumulative
          Preferred Stock
  3.3*   Bylaws of the registrant
  4.1+   Rights Agreement between First Chicago Trust Company and the registrant, dated April 6, 1998
  5.1    Opinion of Perkins Coie LLP as to the legality of the shares
 10.1+   Amended and Restated 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.2+   Terms of Stock Option Grant Program for Nonemployee Directors under the SonoSite, Inc. 1998 Option, Stock Appreciation Right, Restricted
          Stock, Stock Grant and Performance Unit Plan
 10.3**  1998 Nonofficer Employee Stock Option Plan
 10.4*   Nonemployee Director Stock Option Plan
 10.5**  Management Incentive Compensation Plan
 10.6*   Adjustment Plan
 10.7+   Form of Senior Management Employment Agreement between the registrant and each of Kevin M. Goodwin, Allen W. Guisinger, David H. Gusdorf,
          Jens U. Quistgaard, Ph.D., Donald F. Seaton III and Douglas W. Tefft.
 10.8+   Distribution Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.9+   Technology Transfer and License Agreement between ATL Ultrasound, Inc.
          and the registrant, effective as of April 6, 1998, as amended
 10.10+  OEM Supply Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998, as amended
 10.11+  Employee Benefits Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.12+  Service Agreement between ATL Ultrasound, Inc. and the registrant, effective as of April 6, 1998
 10.13+  Lease Agreement between TMT-Bothell, LLC and the registrant, dated May
          9, 1998
 23.1    Consent of KPMG LLP, independent auditors
 23.2    Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit
          5.1 hereto)
 24.1+   Power of Attorney
 24.2+   Power of Attorney for Jacques Souquet
 27.1+   Financial Data Schedule

--------

+ Incorporated by reference to the designated exhibit included in the registrant's registration statement on Form S-1 (Registration No. 333-74157).

* Incorporated by reference to the designated exhibit included in the registrant's registration statement on Form 10 (SEC File No. 000- 23791).

** Incorporated by reference to the designated exhibit included in the registrant's annual report on Form 10-K for the year ended December 31, 1998 (SEC File No. 000-23791).